Exhibit 99.1

FOR IMMEDIATE RELEASE	APRIL 23, 2008

Investor Relations Contact:	Media Relations Contact:
Sujal Shah	Mitch Seigle
610-712-5471	408-954-3225
sujal.shah@lsi.com	mitch.seigle@lsi.com
cc08-29
LSI REPORTS FIRST QUARTER 2008 RESULTS
First Quarter 2008 Revenues Exceed Guidance
MILPITAS, Calif., April 23, 2008 – LSI Corporation (NYSE: LSI) today reported results for its first quarter ended March 30, 2008.
First Quarter News Release Summary
■	First quarter 2008 revenues of $661 million, exceeding guidance

■	First quarter 2008 GAAP* net loss of 2 cents per share

■	First quarter 2008 non-GAAP** net income of 10 cents per diluted share, exceeding guidance

■	First quarter operating cash flows of $96 million

■	Cash and short-term investments of $1.2 billion
Second Quarter 2008 Business Outlook
■	Projected revenues of $650 million to $680 million

■	GAAP* net loss in the range of 0 to 8 cents per share

■	Non-GAAP** net income in the range of 8 to 12 cents per diluted share

*	Generally Accepted Accounting Principles.

**	Excludes goodwill impairment, stock-based compensation, amortization of acquisition-related intangibles, restructuring of operations and other items, net, purchase accounting effect on inventory, loss on write-down of equity securities and acquired in-process research and development. It also excludes the income tax effect associated with the above mentioned items.

STRENGTH IN STORAGE SEMICONDUCTORS DRIVES BETTER THAN
EXPECTED SEASONAL PERFORMANCE
First quarter 2008 revenues were $661 million, a 42% increase year-over-year compared to $465 million reported in the first quarter of 2007, and down 11% sequentially compared to $741 million reported in the fourth quarter of 2007 [1]. Adjusting for the sale of the mobility business, first quarter revenues declined 7% sequentially compared to the fourth quarter of 2007. The first quarter revenue decline was less than expected on better than expected sales of semiconductors for storage applications.
First quarter 2008 GAAP* net loss was $14 million or 2 cents per share, compared to first quarter 2007 GAAP net income of $30 million or 7 cents per diluted share. First quarter 2008 GAAP results compare to fourth quarter 2007 GAAP net loss of $2 billion or $2.87 per share, which included a $2 billion non-cash charge for impairment of goodwill. First quarter 2008 GAAP net loss included a net charge of $78 million from special items, including $55.7 million of amortization of acquisition-related items, $4.6 million of restructuring costs, and $17.8 million of stock-based compensation expense.
First quarter 2008 non-GAAP** net income was $64 million or 10 cents per diluted share, compared to first quarter 2007 non-GAAP net income of $44 million or 11 cents per diluted share. Fourth quarter 2007 non-GAAP net income was $94 million or 13 cents per diluted share.
Cash and short-term investments totaled approximately $1.2 billion at quarter end. LSI also announced today that it has completed the purchase of approximately 147 million shares of its common stock for approximately $1 billion under two repurchase authorizations.
“Our first quarter results mark the third consecutive quarter of revenues that have exceeded expectations and reflect continuing strength in our core business,” said Abhi Talwalkar, LSI president and chief executive officer. “Stronger than expected sales of our SAS and SAN silicon partially offset the effects of normal seasonality while the longer-term benefits of our strategic steps and sharp focus on storage and networking continued to grow.”
“During the quarter we also won significant new silicon designs in the hard disk drive and server spaces and announced an innovative new family of single-chip, low-cost content inspection processors for security and networking applications which is receiving strong interest,” added Talwalkar.
Bryon Look, LSI chief financial officer, said, “In the first quarter we continued to generate strong operating cash flows and effectively managed our expenses, delivering a solid financial performance. Our balance sheet remains strong and despite continuing macro-economic uncertainty we remain confident in the health of our business.”
     [1] The Company merged with Agere Systems on April 2, 2007.

LSI Second Quarter 2008 Business Outlook

	GAAP*	Special Items	Non-GAAP**
Revenue	$650 million to $680 million		$650 million to $680 million
Gross Margin	37 – 40%	$45 to $55 million	45 – 47%
Operating Expenses	$270 million to $290 million	$35 to $45 million	$235 million to $245 million
Net Other Income	$0 million		$0 million
Tax	Approximately $8 million		Approximately 8%
Net (Loss)/Income Per Share	($0.08) to ($0.00)	($0.12) to ($0.17)	$0.08 to $0.12
Diluted Share Count	640 million		645 million
Capital spending is projected to be around $15 million in the second quarter and approximately $60 million in total for 2008.
Second quarter depreciation and software amortization is expected to be approximately $25 million.
LSI Conference Call Information
LSI will hold a conference call today at 2 p.m. PDT to discuss first quarter financial results and the second quarter 2008 business outlook. Internet users can access the conference call at http://www.lsi.com/webcast. Subsequent to the conference call, a replay will be available at the same web address.
Forward Looking Statements: This news release contains forward-looking statements that are based on the current opinions and estimates of management. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could cause LSI’s actual results to differ materially from those set forth in the forward-looking statements include, but are not limited to: timely completion of our planned acquisition of the hard disk drive semiconductor business of Infineon Technologies AG; our reliance on major customers and suppliers; our ability to keep up with rapid technological change; our ability to compete successfully in competitive markets; our ability to achieve anticipated synergies following our acquisition of Agere Systems; fluctuations in the timing and volumes of customer demand; the unavailability of appropriate levels of manufacturing capacity; our ability to successfully and timely transition our assembly and test operations to third parties; and general industry and market conditions. For additional information, see the documents filed by LSI with the Securities and Exchange Commission, and specifically the risk factors set forth in the company’s most recent report on Form 10-K. LSI disclaims any intention or obligation to update or revise any forward looking statements, whether as a result of new information, future events or otherwise.
About LSI
LSI Corporation (NYSE: LSI) is a leading provider of innovative silicon, systems and software technologies that enable products which seamlessly bring people, information and digital content together. The company offers a broad portfolio of capabilities and services including custom and standard product ICs, adapters, systems and software that are trusted by the world’s best known brands to power leading solutions in the Storage and Networking markets. More information is available at www.lsi.com.
# # #
Editor’s Notes:
1.	All LSI news releases (financial, acquisitions, manufacturing, products, technology etc.) are issued exclusively by PR Newswire and are immediately thereafter posted on the company’s external website, http://www.lsi.com.

2.	The LSI logo design is a trademark of LSI Corporation.

3.	All other brand or product names may be trademarks or registered trademarks of their respective companies.

LSI CORPORATION
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	March 30,	December 31,	April 1,
	2008	2007	2007
Assets

Current assets:
Cash and short-term investments	$1,236.8	$1,397.6	$1,016.6
Accounts receivable, net	332.1	406.4	303.4
Inventories	258.6	240.8	229.1
Prepaid expenses and other current assets	158.6	147.8	62.3

Total current assets	1,986.1	2,192.6	1,611.4

Property and equipment, net	235.2	229.7	89.2
Goodwill and other intangible assets, net	1,665.9	1,724.7	997.8
Other assets	252.5	249.4	103.4

Total assets	$4,139.7	$4,396.4	$2,801.8

Liabilities and Stockholders’ Equity

Current liabilities	$729.0	$762.5	$383.7

Long-term debt	717.2	718.0	350.0
Pension, tax and other liabilities	407.0	430.7	131.5

Total liabilities	1,853.2	1,911.2	865.2

Minority interest in subsidiary	0.3	0.2	0.2

Stockholders’ equity:
Common stock and additional paid-in capital	5,959.2	6,159.2	3,121.0
Accumulated deficit	(3,752.1)	(3,738.5)	(1,198.1)
Accumulated other comprehensive income	79.1	64.3	13.5

Total stockholders’ equity	2,286.2	2,485.0	1,936.4

Total liabilities and stockholders’ equity	$4,139.7	$4,396.4	$2,801.8

LSI CORPORATION
Consolidated Statements of Operations (GAAP)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 30,	December 31,	April 1,
	2008	2007	2007
Revenues	$660,747	$740,874	$465,415

Cost of revenues	356,878	394,730	263,670
Amortization of acquisition related intangibles	42,255	33,842	5,285
Stock-based compensation expense	2,061	2,795	1,944

Total cost of revenues	401,194	431,367	270,899

Gross profit	259,553	309,507	194,516

Research and development	161,894	158,021	99,130
Stock-based compensation expense	7,823	9,132	4,717

Total research and development	169,717	167,153	103,847

Selling, general and administrative	77,708	86,158	57,087
Amortization of acquisition related intangibles	13,434	4,752	—
Stock-based compensation expense	7,911	9,568	4,523

Total selling, general and administrative	99,053	100,478	61,610

Restructuring of operations and other items, net	4,564	29,050	(8,080)
Goodwill and intangible impairment charges*	—	2,021,463	—
Acquired in-process research and development	—	5,972	6,500

(Loss)/income from operations	(13,781)	(2,014,609)	30,639

Interest expense	(8,978)	(9,048)	(3,890)
Interest income and other, net	14,631	13,629	10,531

(Loss)/income before income taxes	(8,128)	(2,010,028)	37,280
Provision/(benefit) for income taxes	5,500	(11,830)	7,456

Net (loss)/income	$(13,628)	$(1,998,198)	$29,824

Net (loss)/income per share:
Basic	$(0.02)	$(2.87)	$0.07

Diluted	$(0.02)	$(2.87)	$0.07

Shares used in computing per share amounts:
Basic	661,984	695,624	404,230

Diluted	661,984	695,624	409,808

*	During the fourth quarter of 2007, the Company determined that based on the then market conditions in the semiconductor industry, the carrying amount of the Company’s goodwill was no longer recoverable. The Company recognized $2,019.9 million of a goodwill impairment charge and $1.6 million in charges for the impairment of certain amortizable intangible assets in the Semiconductor segment.
A reconciliation of net (loss)/income on a GAAP basis to a non-GAAP net income is included below.

	Three Months Ended
	March 30,	December 31,	April 1,
Reconciliation of GAAP net (loss)/income to Non-GAAP net income:	2008	2007	2007
GAAP net (loss)/income	$(13,628)	$(1,998,198)	$29,824

Special items:
a) Stock-based compensation expense — cost of revenues	2,061	2,795	1,944
b) Stock-based compensation expense — R&D	7,823	9,132	4,717
c) Stock-based compensation expense — SG&A	7,911	9,568	4,523
d) Amortization of acquisition related intangibles — cost of revenues	42,255	33,842	5,285
e) Amortization of acquisition related intangibles — SG&A	13,434	4,752	—
f) Restructuring of operations and other items, net	4,564	29,050	(8,080)
g) Goodwill and intangible impairment charges*	—	2,021,463	—
h) Acquired in-process research and development	—	5,972	6,500
i) Income tax effect	(94)	(24,158)	(369)

Total special items	77,954	2,092,416	14,520

Non-GAAP net income	$64,326	$94,218	$44,344

Non-GAAP net income per share:
Basic	$0.10	$0.14	$0.11

Diluted**	$0.10	$0.13	$0.11

Shares used in computing Non-GAAP per share amounts:
Basic	661,984	695,624	404,230

Diluted	662,485	726,710	409,808

**	In computing non-GAAP diluted earnings per share for the three month period ended December 31, 2007, net income was increased by $3,500 for interest, net of taxes, on the $350 million convertible notes considered dilutive common stock equivalents.

	Three Months Ended
Reconciliation of GAAP to Non-GAAP shares used in the calculation of	March 30,	December 31,	April 1,
diluted per share amounts:	2008	2007	2007
Diluted shares used in per-share calculation — GAAP	661,984	695,624	409,808
Dilutive stock awards	501	5,006	—
Effect of $350 million convertible notes considered dilutive	—	26,080	—

Diluted shares used in per-share calculation — Non-GAAP	662,485	726,710	409,808

LSI CORPORATION
Consolidated Statement of Cash Flows
(In thousands, except where noted)
(Unaudited)

	Three Months Ended
	March 30,	December 31,	April 1,
	2008	2007	2007
Operating Activities:
Net (loss)/income	$(13,628)	$(1,998,198)	$29,824
Adjustments:
Depreciation and amortization *	78,328	61,822	18,576
Stock-based compensation expense	17,795	21,495	11,184
Non-cash restructuring and other items	(3,291)	10,555	228
Goodwill and intangible impairment charges **	—	2,021,463	—
Acquired in-process research and development	—	5,972	6,500
(Gain)/loss on sale of property and equipment, including assets held-for-sale	(12)	114	(9,662)
Non-cash foreign exchange loss	12,918	986	389
Changes in deferred tax assets and liabilities	2,115	3,178	31
Changes in assets and liabilities, net of assets acquired and liabilities assumed in business combinations:
Accounts receivable, net	74,272	30,964	45,450
Inventories	(17,719)	(20,440)	(19,654)
Prepaid expenses and other assets	(4,317)	(13,504)	24,565
Accounts payable	(39,432)	95,459	(36,469)
Accrued and other liabilities	(10,828)	(109,543)	(14,980)

Net cash provided by operating activities	96,201	110,323	55,982

Investing activities:
Purchases of debt securities available-for-sale	(44,151)	(149,320)	(60,630)
Proceeds from maturities and sales of debt securities available-for-sale	50,904	123,195	174,392
Purchases of equity securities	(3,500)	—	—
Purchases of property, equipment and software	(35,230)	(25,837)	(20,503)
Proceeds from sale of property and equipment	6,333	2,376	12,511
Proceeds from sale of Mobility Products Group, net of transaction costs	—	445,500	—
Proceeds from sale of semiconductor operations in Thailand, net of transaction costs	—	49,600	—
Acquisitions of companies, net of cash acquired	—	(80,751)	(52,079)
Adjustment to goodwill acquired in a prior year for resolution of a pre-acquisition income tax contingency	4,821	788	2,442

Net cash (used in)/provided by investing activities	(20,823)	365,551	56,133

Financing activities:
Issuance of common stock	346	17,286	5,671
Purchase of common stock under repurchase programs	(229,231)	(221,639)	—

Net cash (used in)/provided by financing activities	(228,885)	(204,353)	5,671

Effect of exchange rate changes on cash and cash equivalents	1,816	115	(65)

(Decrease)/increase in cash and cash equivalents	(151,691)	271,636	117,721

Cash and cash equivalents at beginning of period	1,021,569	749,933	327,800

Cash and cash equivalents at end of period	$869,878	$1,021,569	$445,521

*	Depreciation of fixed assets and amortization of intangible assets, software, capitalized intellectual property, debt issuance costs and accrued debt premium.

**	During the fourth quarter of 2007, the Company determined that based on the then market conditions in the semiconductor industry, the carrying amount of the Company’s goodwill was no longer recoverable. The Company recognized $2,019.9 million of a goodwill impairment charge and $1.6 million in charges for the impairment of certain amortizable intangible assets in the Semiconductor segment.

LSI CORPORATION
Selected Financial Information (GAAP)
(In millions, except where noted)
(Unaudited)

	Three Months Ended
	March 30,	December 31,	April 1,
	2008	2007	2007
Semiconductor revenues	$458.8	$491.7	$272.4
Storage Systems revenues	$201.9	$249.2	$193.0
Total revenues	$660.7	$740.9	$465.4
Percentage change in revenues-qtr./qtr. ( a )	-10.8%	1.9%	-11.1%
Percentage change in revenues-yr./yr. ( b )	42.0%	41.5%	-2.2%

Days sales outstanding	45	49	59
Days of inventory	58	50	76
Current ratio	2.7	2.9	4.2
Quick ratio	2.2	2.4	3.4

Gross margin as a percentage of revenues	39.3%	41.8%	41.8%
R&D as a percentage of revenues	25.7%	22.6%	22.3%
SG&A as a percentage of revenues	15.0%	13.6%	13.2%

Employees ( c )	5,351	6,193	4,082
Revenues per employee (in thousands) ( d )	$493.9	$478.5	$456.1

Selected Cash Flow information:
Purchases of property and equipment ( e )	$21.1	$13.6	$14.4
Depreciation and amortization ( f )	$21.9	$21.9	$11.0

( a )	Represents sequential quarter growth in revenues.

( b )	Represents growth in revenues in the quarter presented as compared to the same quarter of the previous year.

( c )	Actual number of employees at the end of each period presented.

( d )	Revenues per employee is calculated by annualizing revenues for each quarter presented and dividing it by the number of employees.

( e )	Excludes purchases of software.

( f )	Represents depreciation of fixed assets and amortization of software.

LSI CORPORATION
Reconciliations of Non-GAAP to GAAP measures
(In thousands)
(Unaudited)

	Three Months Ended
	March 30, 2008	December 31, 2007
Consolidated revenues	$660,747	$740,874
Mobility revenues	—	29,202

Consolidated revenues excluding Mobility	$660,747	$711,672
% change in revenues Qtr./Qtr.	-7%